Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Univest Corporation of Pennsylvania of our report dated March 4, 2016 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Fox Chase Bancorp, Inc. for the year ended December 31, 2015 and to the reference to us under the heading “Experts” in the prospectus.

Crowe Horwath LLP

Livingston, New Jersey

April 15, 2016